Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. §1350

In connection with the Annual Report on Form 10-K of Remy International, Inc. (the “Company”) for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that he is the duly appointed and acting Chief Financial Officer of the Company, and hereby further certifies, to the best of his knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and.

2.	The Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.

Date: February 26, 2013

By:	/s/ Fred Knechtel
Fred Knechtel
Chief Financial Officer